For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Fourth Quarter 2023 Results

WEST PALM BEACH, Fla., February 27, 2024—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the fourth quarter ended December 31, 2023.

Fourth Quarter 2023 Key Items

•Portfolio Revenue Per Available Room (RevPAR) – Increased 2.5 percent to $121 compared to the 2022 fourth quarter. Average daily rate (ADR) accelerated 0.5 percent to $173, and occupancy jumped 2 percent to 70 percent for the 39 hotels owned as of December 31, 2023.
◦RevPAR for the Silicon Valley and Bellevue hotels was up 14 percent over the 2022 fourth quarter.
◦Excluding the Silicon Valley and Bellevue hotels, RevPAR was up 5 percent over the 2019 fourth quarter.

•Net Loss – Incurred a $11.0 million net loss applicable to common shareholders compared to a net loss of $4.0 million in the 2022 fourth quarter. Net loss per diluted common share was $(0.23) versus net loss per diluted common share of $(0.08) for the same period last year.

•Hotel EBITDA Margin – Generated margins of 31.6 percent in the 2023 fourth quarter compared to 2022 fourth quarter margins of 33.3 percent.

•Adjusted EBITDA – Rose $0.4 million from $20.4 million last year to $20.8 million in the 2023 fourth quarter.

•Adjusted FFO – Produced AFFO of $9.8 million in the 2023 fourth quarter versus $10.2 million in the 2022 fourth quarter. Adjusted FFO per diluted share was $0.19 compared to $0.20 in the 2022 fourth quarter.

•Asset Sale – Sold the Hilton Garden Inn Denver Tech Center for approximately $18 million subsequent to the end of the quarter. An approximate $6 million renovation of the hotel planned for 2023 was not completed due to the pending sale.

The following chart summarizes the consolidated financial results for the three months and year ended December 31, 2023, and 2022, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income	$(9.3)	$(2.1)	$2.5	$9.9
Diluted net (loss) income per common share	$(0.23)	$(0.08)	$(0.11)	$0.04
GOP Margin	39%	40%	43%	45%
Hotel EBITDA Margin	32%	33%	36%	38%
Adjusted EBITDA	$20.8	$20.4	$101.1	$99.8
AFFO	$9.8	$10.2	$59.7	$59.6
AFFO per diluted share	$0.19	$0.20	$1.18	$1.19
Dividends per common share	$0.07	$0.07	$0.28	$0.07

2023 Highlights

“The lodging industry in 2023 was interesting given the differing RevPAR trends each segment experienced with leisure, group and business travel behaving independent of each other," explained Jeffrey H. Fisher, Chatham's president and chief executive officer. "For Chatham, it was quite the roller coaster, with the beginning of the year meaningfully impacted by significant layoffs in the technology sector, followed by the elimination of internship programs for the summer, all while business travel in most other markets was performing well. After Labor Day, building off the strong business travel undercurrent around the country, our technology markets started to gain traction in the fourth quarter, an encouraging sign as we head into 2024 with momentum."

Chatham's 2023 highlights include:

•RevPAR growth of 6.1 percent, exceeding industry RevPAR performance by approximately 25 percent, despite losing approximately $12 million of intern-related room revenue (represents almost 4 percent of 2022 portfolio room revenue)
•25 percent rise in other department profits due primarily to continued revenue enhancement initiatives within the company's parking operation and hotel retail markets (combined growth of 21 percent)
•Reduced net debt by $26 million and leverage ratio to 25 percent from 27 percent, marking the lowest level in a decade, based on the ratio of Chatham’s net debt to investment in hotels, at cost
•Repaid $150 million of maturing debt using available liquidity and new debt issuances
•Successfully issued $83 million of fixed-rate debt
•Paid common share dividends of $0.28 per share compared to $0.07 per share in 2022
•Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) for the second time, increasing its overall score by 9 percent from 75 to 82
◦Earned four of five GRESB Stars and was awarded GRESB's "Green Star"
◦Received an overall score of 82/100, ranking 31st out of 115 listed companies in the Americas region, and 2nd in Chatham's peer group

"Looking forward to the upcoming year, we are encouraged by the early trends our hotels are experiencing. Technology companies that stay with us are back to growing and investing in the future and requiring their employees to be present in their offices. We expect more deal flow in 2024 and we have the financial flexibility to address all upcoming debt maturities, make acquisitions, grow FFO and increase distributable cash flow," Fisher added.

Fourth Quarter 2023 Operating Results

Fisher highlighted, "We were pleased to beat fourth quarter consensus estimates as we achieved better-than-expected top- and bottom-line performance. We were able to combine RevPAR growth of 2.5 percent with a 25 percent increase in other operating profit while holding departmental expenses flat year-over-year on a cost per occupied room basis. This quarter felt more stabilized than the last six quarters, and year-over-year RevPAR growth accelerated throughout the quarter and into January. February RevPAR has been adversely impacted by the severe weather across the country as heavy rains in the west and heavy rain and snow across the middle of the country and the northeast impacted travel. Through last week, RevPAR is up 2 percent year-to-date.

"Although Silicon Valley and Bellevue RevPAR recovery has been slower than we hoped, the future looks incredibly bright with surging investments being made into artificial intelligence and the processing infrastructure necessary to support those initiatives. Including our Austin hotels, no other lodging REIT has the exposure to this AI based tech resurgence as Chatham does," Fisher emphasized.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 39 comparable hotels owned as of December 31, 2023, compared to the 2022 and 2019 fourth quarters:

	Q4 2023 RevPAR	Q4 2022 RevPAR	Q4 2019 RevPAR
Occupancy	70%	69%	76%
ADR	$173	$172	$160
RevPAR	$121	$118	$122

The below chart summarizes RevPAR statistics by month for the company’s 39 comparable hotels (38 hotels in January 2024 after the sale of the Hilton Garden Inn Denver Tech Center):

	October	November	December
Occupancy	78%	69%	63%
ADR	$187	$167	$160
RevPAR	$147	$116	$101
RevPAR – prior year	$145	$115	$95
% Change in RevPAR vs. prior year	1%	1%	7%

Fisher continued, “Our fourth quarter RevPAR growth of 2.5 percent was almost double industry-wide RevPAR growth, and as trends normalize for us moving forward, we should continue to outperform the industry given the resurgence of our primarily technology dependent markets. Relative to 2019, fourth quarter ADR was up 8 percent which, again, bodes well as we move ahead into 2024 and business travel demand accelerates.

"Weekday and weekend occupancy was up about 100 basis points in the fourth quarter versus last year and is down approximately 9 and 7 percent versus 2019, respectively. Conversely, weekday ADR was up over 4 percent versus 2019, and weekend ADR was up approximately 20 percent over 2019 levels."

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q4 2023 RevPAR	Change vs. Q4 2022	Q4 2022 RevPAR	Q4 2019 RevPAR
39 - Hotel Portfolio		$121	3%	$118	$122
Silicon Valley	13%	$119	11%	$108	$158
Coastal Northeast	9%	$152	(3)%	$156	$135
Los Angeles	9%	$147	(5)%	$155	$149
Washington D.C.	8%	$125	5%	$119	$132
Greater New York	7%	$163	16%	$141	$138
San Diego	6%	$164	1%	$163	$148
Dallas	6%	$105	8%	$97	$91
Austin	5%	$125	1%	$124	$125

“Outside of our New York and Los Angeles markets which were oppositely impacted by renovation comparisons, it was encouraging to see all but one market grow in the fourth quarter and great that our largest market produced the strongest growth of all our top markets," stated Dennis Craven, Chatham's chief operating officer. "Within Silicon Valley, the underlying demand is strengthening, and fourth quarter occupancy of 65 percent was not far off 2019 fourth quarter occupancy of 69 percent. We expect to see continued demand growth in 2024.

"We continue to monitor deplanements into our tech driven markets. Deplanements into San Francisco were up 12 percent over the 2022 fourth quarter and only down 8 percent to 2019. At SFO, international deplanements were only off 3 percent versus 2019 levels. San Jose deplanements remain off about 27 percent to 2019 levels. Seattle deplanements are only off 2 percent versus 2019 levels."

Craven commented further, "Washington, D.C., is building momentum heading into 2024 and still has meaningful upside to 2019 levels. Dallas and Austin continue to benefit from corporate relocations. San Diego is poised for a strong 2024 given the increase in large conventions in 2024, although the recent bad weather resulted in the cancellation of some business in February."

Approximately 63 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 61 percent.

Fourth quarter 2023 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 39 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	Hilton Garden Inn (4)	Hampton Inn (3)
Occupancy - 2023	73%	75%	66%	61%	78%
ADR – 2023	$190	$145	$144	$170	$164
RevPAR – 2023	$138	$108	$95	$104	$128
RevPAR – 2022	$126	$110	$92	$115	$125
% Change in RevPAR	9%	(2)%	3%	(10)%	2%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended December 31, 2023, 2022, and 2019. RevPAR is based on the 39 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q4 2023	Q4 2022	Q4 2019
RevPAR	$121	$118	$122
Gross operating profit	$28.1	$27.9	$30.9
Hotel EBITDA	$22.8	$23.3	$24.8
GOP margin	39%	40%	43%
Hotel EBITDA margin	32%	33%	34%

"Labor and benefits increased approximately 4 percent versus the 2022 fourth quarter on a cost per occupied room basis and adversely impacted operating margins by approximately 70 basis points. Wage pressures stabilized over the second half of the year as our December average hourly wage is essentially unchanged from July," Craven concluded.

Corporate Update

The below chart summarizes key financial performance measures for the three months ended December 31, 2023, 2022 and 2019. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q4 2023	Q4 2022	Q4 2019
RevPAR	$121	$118	$122
Hotel EBITDA	$22.8	$23.3	$24.8
Corporate EBITDA	$20.8	$20.4	$22.6
Debt Service & Preferred	$(10.7)	$(10.7)	$(8.5)
Cash flow before CapEx	$10.1	$9.7	$14.1
Hotel Investments

During the 2023 fourth quarter, the company incurred capital expenditures of $6.7 million.

Chatham commenced renovations on four hotels in the fourth quarter that will be completed in the 2024 first quarter, including the renovations of the Hilton Garden Inn Marina Del Rey, Calif.; Homewood Suites San Antonio, Texas; Hyatt Place Denver Cherry Creek, Colo.; and accelerated the start of the Embassy Suites Springfield, Va., that was planned for 2024.

Chatham’s 2024 capital expenditure budget is approximately $37 million, which includes renovations at five hotels expected to cost approximately $23 million. The five hotels scheduled for renovation in 2024 are the Courtyard Addison, Texas; Embassy Suites, Springfield, Va.; Residence Inns in Austin, Texas and Bellevue, Wash.; and the SpringHill Suites in Savannah, Ga. Except for the Embassy Suites, which is being renovated in the first quarter, the other four renovations will occur in the third and fourth quarters.

Capital Markets & Capital Structure

As of December 31, 2023, the company had net debt of $418.0 million (total consolidated debt less unrestricted cash), down $26.0 million from December 31, 2022. Total debt outstanding as of December 31, 2023, was $486.1 million at an average interest rate of 5.5 percent, comprised of $396.1 million of fixed-rate mortgage debt at an average interest rate of 5.2 percent, $90 million outstanding on its term loan at a rate of 6.6% and nothing outstanding on the company's $260 million revolving credit facility.
Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 25 percent, down from 27 percent on December 31, 2022.

“We have $328 million of liquidity as of December 31, 2023 plus 24 hotels that are currently unencumbered and 8 hotels with maturing debt this year that we can utilize to smartly address maturing debt of $294 million in 2024,” highlighted Jeremy Wegner, Chatham’s chief financial officer. “Given our low debt levels, we have plenty of capacity to acquire assets or make other hotel investments.”

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, as well as a common share dividend of $0.07 per share, payable on January 16, 2024, to shareholders of record as of December 29, 2023.

2024 Guidance

The company’s 2024 first quarter guidance reflects the following assumptions:
a.Renovations at the following hotels: Four hotels mentioned in the Hotel Investments section of this release
b.No additional acquisitions, dispositions, debt or equity issuance

Q1 2024
RevPAR	$118 - $121
RevPAR growth	0% to 3%
Total hotel revenue	$67.0-$69.0 M
Net income (loss)	$(9.4)-$(7.4) M
Net income (loss) per diluted share	$(0.19)-$(0.15)
Adjusted EBITDA	$16.2-$18.2 M
Adjusted FFO	$5.2-$7.2 M
Adjusted FFO per diluted share	$0.10-$0.14
Hotel EBITDA margins	27.5%-29.5%
Corporate cash administrative expenses	$2.9 M
Corporate non-cash administrative expenses	$1.6 M
Interest expense (excluding fee amortization)	$7.0 M
Non-cash amortization of deferred fees	$0.4 M
Weighted average shares/units outstanding	50.8 M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its fourth quarter 2023 conference call later today at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Tuesday, March 5, 2024, at 11:59 PM ET , by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13743907. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 38 hotels totaling 5,735 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.
The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022

Assets:
Investment in hotel properties, net	$1,227,633	$1,264,252
Cash and cash equivalents	68,130	26,274
Restricted cash	17,619	18,879
Right of use asset, net	18,141	19,297
Hotel receivables (net of allowance for doubtful accounts of $280 and $344, respectively)	4,375	5,178
Deferred costs, net	4,246	6,428
Prepaid expenses and other assets	3,786	3,430
Total assets	$1,343,930	$1,343,738
Liabilities and Equity:
Mortgage debt, net	$394,544	$430,553
Revolving credit facility	—	—
Construction loan	—	39,331
Unsecured term loan, net	89,533	—
Accounts payable and accrued expenses (including $399 and $361 due to related parties, respectively)	29,255	28,528
Lease liability, net	20,808	22,108
Distributions payable	5,414	5,221
Total liabilities	539,554	525,741
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at December 31, 2023 and 2022, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,859,836 and 48,808,105 shares issued and outstanding at December 31, 2023 and 2022, respectively	488	488
Additional paid-in capital	1,047,176	1,047,023
Accumulated deficit	(271,651)	(252,665)
Total shareholders’ equity	776,061	794,894
Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	28,315	23,103
Total equity	804,376	817,997
Total liabilities and equity	$1,343,930	$1,343,738

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Room	$65,980	$64,369	$284,999	$272,265
Food and beverage	1,968	2,105	8,124	7,303
Other	4,058	3,517	16,703	13,958
Reimbursable costs from related parties	272	329	1,283	1,325
Total revenue	72,278	70,320	311,109	294,851
Expenses:
Hotel operating expenses:
Room	15,876	15,107	61,794	56,073
Food and beverage	1,700	1,608	6,352	5,520
Telephone	333	343	1,439	1,449
Other hotel operating	900	994	3,712	3,488
General and administrative	7,270	7,051	28,884	26,085
Franchise and marketing fees	5,776	5,601	24,897	23,674
Advertising and promotions	1,572	1,479	6,085	5,397
Utilities	3,199	2,957	13,007	12,048
Repairs and maintenance	4,103	3,753	15,837	14,145
Management fees paid to related parties	2,484	2,502	10,557	10,133
Insurance	705	651	2,822	2,746
Total hotel operating expenses	43,918	42,046	175,386	160,758
Depreciation and amortization	14,639	14,379	58,254	59,350
Impairment loss	4,266	—	4,266	—
Property taxes, ground rent and insurance	5,325	4,651	23,507	21,210
General and administrative	4,345	4,341	17,517	17,339
Other charges	2,256	(21)	2,300	683
Reimbursable costs from related parties	272	329	1,283	1,326
Total operating expenses	75,021	65,725	282,513	260,666
Operating (loss) income before (loss) gain on sale of hotel property	(2,743)	4,595	28,596	34,185
(Loss) gain on sale of hotel property	(38)	139	18	2,268
Operating (loss) income	(2,781)	4,734	28,614	36,453
Interest and other income	847	1	1,534	10
Interest expense net of amounts capitalized, including amortization of deferred fees	(7,399)	(6,726)	(27,128)	(26,454)
Loss on early extinguishment of debt	—	(138)	(696)	(138)
Gain from partial lease termination	—	—	164	—
(Loss) income before income tax expense	(9,333)	(2,129)	2,488	9,871
Income tax expense	—	—	—	—
Net (loss) income	(9,333)	(2,129)	2,488	9,871
Net loss (income) attributable to non-controlling interest	354	99	156	(66)
Net (loss) income attributable to Chatham Lodging Trust	(8,979)	(2,030)	2,644	9,805
Preferred dividends	(1,987)	(1,987)	(7,950)	(7,950)
Net (loss) income attributable to common shareholders	$(10,966)	$(4,017)	$(5,306)	$1,855
(Loss) income per common share - basic:
Net (loss) income attributable to common shareholders	$(0.23)	$(0.08)	$(0.11)	$0.04
(Loss) income per common share - diluted:
Net (loss) income attributable to common shareholders	$(0.23)	$(0.08)	$(0.11)	$0.04
Weighted average number of common shares outstanding:
Basic	48,853,357	48,800,992	48,847,386	48,795,642
Diluted	48,853,357	48,800,992	48,847,386	49,058,722
Distributions per common share:	$0.07	$0.07	$0.28	$0.07

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2023	2022	2023	2022
Funds From Operations (“FFO”):
Net (loss) income	$(9,333)	$(2,129)	$2,488	$9,871
Preferred dividends	(1,987)	(1,987)	(7,950)	(7,950)
Net (loss) income attributable to common shares and common units	(11,320)	(4,116)	(5,462)	1,921
Loss (gain) on sale of hotel property	38	(139)	(18)	(2,268)
Depreciation	14,586	14,326	58,040	59,123
Impairment loss	4,266	—	4,266	—
FFO attributed to common share and unit holders	7,570	10,071	56,826	58,776
Other charges	2,256	(21)	2,300	683
Loss on early extinguishment of debt	—	138	696	138
Gain from partial lease termination	—	—	(164)	—
Adjusted FFO attributed to common share and unit holders	$9,826	$10,188	$59,658	$59,597
Weighted average number of common shares and units
Basic	50,440,674	50,015,751	50,374,481	49,971,823
Diluted	50,729,096	50,376,373	50,532,122	50,234,903

	For the three months ended		For the years ended
	December 31,		December 31,
	2023	2022	2023	2022
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(9,333)	$(2,129)	$2,488	$9,871
Interest expense	7,399	6,726	27,128	26,454
Depreciation and amortization	14,639	14,379	58,254	59,350
EBITDA	12,705	18,976	87,870	95,675
Impairment loss	4,266	—	4,266	—
Loss (gain) on sale of hotel property	38	(139)	(18)	(2,268)
EBITDAre	17,009	18,837	92,118	93,407
Other charges	2,256	(21)	2,300	683
Loss on early extinguishment of debt	—	138	696	138
Gain from partial lease termination	—	—	(164)	—
Share based compensation	1,555	1,419	6,117	5,551
Adjusted EBITDA	$20,820	$20,373	$101,067	$99,779

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2023	2022	2023	2022

Net (loss) income		$(9,333)	$(2,129)	$2,488	$9,871
Add:	Interest expense	7,399	6,726	27,128	26,454
	Depreciation and amortization	14,639	14,379	58,254	59,350
	Corporate general and administrative	4,345	4,341	17,517	17,339
	Other charges	2,256	—	2,300	683
	Impairment loss	4,266	—	4,266	—
	Loss on early extinguishment of debt	—	138	696	138
	Loss on sale of hotel property	38	—	—	—
Less:	Interest and other income	(847)	(1)	(1,534)	(10)
	Other charges	—	(21)	—	—
	Gain on sale of hotel property	—	(139)	(18)	(2,268)
	Gain from partial lease termination	—	—	(164)	—
	Adjusted Hotel EBITDA	$22,763	$23,294	$110,933	$111,557